SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                 AMENDMENT NO. 1
                                   TO FORM 8-K
                                       ON
                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)        July 20, 1998
                                                   -----------------------



                                 GLOBALINK, INC.
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



          Delaware                  33-60296                  54-1473222
----------------------------      ---------------           ------------------
(State or other jurisdiction      (Commission File             (IRS Employer
    of incorporation)                  Number)              Identification No.)



9302 Lee Highway, 12th Floor, Fairfax, Virginia                 22031
-----------------------------------------------             -------------
(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code        (703) 273-5600
                                                     -----------------------



                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 1.           Changes in Control of Registrant

     On July 20, 1998, Globalink, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Lernout & Hauspie Speech Products N.V., a Belgian corporation ("L&H"), and a wholly-owned subsidiary of L&H. The Merger Agreement provides for the merger of that subsidiary into the Company and for the Company to be the surviving corporation. The following summary of the terms of the Merger Agreement and certain related agreements is qualified in its entirety by the actual agreements, copies or the forms of which are filed as exhibits to this report or as parts of exhibits to this report.

Merger Consideration

     Under the terms of the Merger Agreement, at the effective time of the merger, Globalink stockholders would receive .095726 of a share of L&H common stock for each share of Globalink common stock, subject to a 10% "collar" arrangement. At the closing price of L&H common stock of $58.50 on July 20, 1998, that would result in a price of $5.60 for each Globalink share. There will be no adjustment in the number of shares of L&H stock payable in the merger if the average market value of L&H common stock for the 20 consecutive trading days ending with the third-to-last trading day before the day of the special meeting of stockholders of the Company (the "Special Meeting") at which the stockholders will be asked to approve the merger (the "Average Market Value") does not represent an increase or decrease of more than 10% from $58.50. If the Average Market Value represents an increase or decrease of more than 10% from $58.50, the number of shares of L&H common stock payable to Globalink stockholders would decrease or increase, respectively, to maintain a per-share consideration at the collared prices of $6.16 or $5.04. In addition, if the Average Market Value is less than $43.00, L&H will have the option either not to proceed with the merger or to pay a combination of cash and stock with an aggregate value of $5.04 per share, provided that L&H may not pay cash in a total amount that would prevent L&H's counsel and the Company's counsel from rendering opinions that the merger would constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and L&H may not deliver less shares than it would have had to deliver had the Average Market Value been $43.00. Also, in the event the Average Market Value is less than $43.00, L&H will be entitled to require that the merger be restructured so that the subsidiary of L&H to be merged with the Company will be the surviving entity, so that more of the merger consideration may be paid in cash without losing the tax advantages of the merger. In such event, the Company will be permitted to amend its proxy materials relating to the Special Meeting. The L&H shares to be issued in the merger will be registered under the Securities Act of 1933, as amended (the "Securities Act"), on a registration statement on Form F-4.

     No fractional shares of L&H stock will be issued. In lieu of any fractional shares that would otherwise be issued, stockholders of the Company will receive cash in an amount equal to the number of fractional shares they hold multiplied by the Average Market Value.

     At the effective time of the merger, certain warrants and options to purchase common stock of the Company (other than options held by employees of the Company), the Company's 10% Convertible Debentures and shares of the
Company's Series A-2 Preferred Stock (collectively, the "Convertible Securities"), to the extent permitted by the terms of such Convertible Securities or agreed to by the holders, will be terminated or surrendered, as applicable, and the holders will be entitled to receive, for each of such securities, the same merger consideration received by holders of outstanding

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shares of common  stock of the Company  based upon a number of shares of Company common stock, in the case of warrants and options, equal to the positive difference, if any, obtained by subtracting the exercise or conversion price of the Convertible Security from $5.60 and dividing the result by $5.60, and in the case of the 10% Convertible Debentures and the Series A-2 Preferred Stock, equal to the number of shares of Company common stock into which such securities would convert. The Merger Agreement requires, as a condition to closing the merger, that all of the holders of Convertible Securities agree to such conversion of their securities into shares of L&H stock.

     As required by the Merger Agreement and permitted by the Company's Stock Option Plan (the "Plan"), the Company's board of directors has adopted a resolution preventing the merger from causing unvested employee options issued pursuant to the Plan to become vested. Instead, prior to consummation of the merger, but subject to such consummation, with certain exceptions, L&H will offer to each employee of the Company, in consideration of such employee remaining in the employ of the Company until consummation of the merger, either
(i) in exchange for such employee's options to purchase common stock of the Company, substantially equivalent warrants to purchase common stock of L&H, plus such number of additional warrants to purchase common stock of L&H as L&H determines in its discretion to grant, or (ii) an amount, payable in cash promptly after the closing of the merger, in exchange for cancellation of any options held by such employee, equal to the product of the number of shares of Company common stock underlying all vested and unvested options held by such employee multiplied by the amount, if any, by which $5.60 exceeds the exercise price of such options. L&H will be required to register the shares underlying all such substituted and new warrants issued to the employees under the Securities Act on a registration statement on Form S-8.

     To the extent the holders of any other securities of the Company exercisable or convertible into common stock of the Company ("derivative securities") agree, such securities will be converted into shares of L&H common stock in the same manner as the Convertible Securities are converted. If the holders of any of such derivative securities do not agree to such conversion, then, to the extent permitted by the Delaware General Corporation Law and applicable Belgian law, such derivative securities will be converted into substantially equivalent rights to purchase or acquire shares of L&H common stock.

     It is intended that the merger will constitute a tax free reorganization under the Code and that, therefore, no gain or loss will be recognized by any of the parties as a result of the merger or by any stockholder of the Company as a result of the conversion of Company common stock into L&H common stock. Notwithstanding the foregoing, it is likely that an exchange of options or warrants to buy Company stock for L&H stock will be a taxable event if the option or warrant to purchase Company stock was issued in connection with services rendered by the holder thereof to the Company. There can be no assurance as to the tax treatment of the merger, however, and holders of the Company's securities should consult with their tax advisors.

Prohibited Actions

     The Company is required to conduct its operations in the normal course of business and use its reasonable best efforts to preserve intact its current business operations and maintain and preserve its physical assets and relationships with its employees, suppliers and customers. In addition, there

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are a number of customary  restrictions  on what the parties are permitted to do before the merger is consummated. Any failure of a party to comply with one or more of such restrictions may be waived by the other party.

Access

     The Merger Agreement provides that each of the parties will permit representatives of the other to have access to its premises, properties, financial and accounting records and other records and documents, and personnel, subject to confidentiality agreements executed by the parties, provided that the parties and their representatives may not make any copies or other records of the names of each others' customers.

Conditions to the Merger

     The merger is subject to a number of conditions, including the requirement that the merger be approved by the Company's stockholders and that it receive all necessary regulatory approvals, including the approval of the Federal Trade Commission and the Antitrust Division of the Department of Justice.

     To obtain stockholder approval, the Company will file a proxy statement with the Securities and Exchange Commission and hold the Special Meeting at which the stockholders will be asked to approve the merger. The proxy statement will also constitute a prospectus for the offer of the L&H stock to the Company's stockholders, and will be filed with the Commission by L&H as part of a registration statement under the Securities Act. Subject to certain exceptions discussed below, the proxy statement/prospectus must include the recommendation of the Company's board of directors that the stockholders approve the merger.

     The Company and L&H will jointly file a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with the Federal Trade Commission and the Department of Justice and will cooperate in responding to any comments and concerns that may be expressed by such agencies relating to compliance with the federal antitrust laws.

     There are a number of other usual and customary conditions that must be satisfied before the merger can occur. The failure of any of such conditions may be waived by the party that such conditions were meant to benefit or protect.

Exclusivity

     Under the terms of the Merger Agreement, the Company and its officers, directors and other representatives cannot, except in limited circumstances, discuss with third parties other offers to acquire or merge with the Company. Specifically, the Merger Agreement prohibits the Company and all such persons from doing anything to encourage, solicit, initiate, engage or participate in negotiations with any third party or take any other action to facilitate the efforts of any third party towards a competing transaction with the Company, including a merger, consolidation, share exchange or business combination, or any sale, lease, exchange, transfer or other disposition of 15% or more of the Company's assets, any tender offer or exchange offer for 15% or more of the Company's outstanding common stock or the acquisition by any person or group of 15% or more of the Company's outstanding common stock in any manner, or any public announcement of a proposal, plan or intention of the Company to do any of the foregoing (each an "Acquisition Transaction").


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     In the event the Company receives an unsolicited  proposal or indication of interest for any such Acquisition Transaction from a third party, the Company will be entitled to communicate with such third party and give such third party any public information about the Company. The Company will not be entitled to give such third party any non-public information about the Company or otherwise negotiate with such party unless (A) two business days' prior written notice shall have been given to L&H and the Company's investment banker shall have advised the board of directors that it believes the third party is financially capable, without any financing contingency, of consummating the proposed Acquisition Transaction, (B) the board of directors shall have received the reasoned opinion of counsel to the Company that the failure to provide such non-public information would be reasonably likely to constitute a breach of the board's fiduciary responsibilities and (C) the board, after weighing such
advice,   determines  that  it  would  constitute  a  breach  of  its  fiduciary responsibilities not to provide such information. If the Company provides non-public information to a third party, then, as discussed below, whether or not an Acquisition Transaction is consummated, L&H will have the right to terminate the Merger Agreement and the Company will be liable to pay L&H up to $1.5 million to reimburse L&H for its out-of-pocket expenses incurred in connection with the Merger Agreement and the merger.

Termination

     The Merger Agreement may be terminated only under limited circumstances, including:

o by mutual written consent of the boards of directors of both the Company and L&H;

o by either L&H or the Company if without the fault of either party the merger is not consummated on or before November 30, 1998;

o by either L&H or the Company if a court or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the merger;

o by either L&H or the Company if the Company's stockholders fail to approve the merger;

o by either L&H or the Company if the board of directors of the Company withdraws, modifies or changes its recommendation to the stockholders so that it is not in favor of the merger, or resolves to do any of the foregoing, or if the board of directors recommends or resolves to recommend to the stockholders that an Acquisition Transaction by or with a third party be approved;

o by L&H if the Company fails in any material respect to comply with any of its covenants or agreements contained in the Merger Agreement or if there is a material breach of any of the Company's representations or warranties contained in the Merger Agreement;

o by L&H if the Company provides non-public information to a third party with respect to any proposed Acquisition Transaction or shall have resolved to do so and publicly announced such resolution;

o    by L&H if the Average Market Value is less than $43.00;


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o    by the Company if L&H fails in any  material  respect to comply with any of its covenants or agreements contained in the Merger Agreement or if there is a material breach of any of L&H's representations or warranties contained in the Merger Agreement; and

o    by the Company if the Average Market Value is not greater than $20.00.

     Under certain circumstances, the Company will be required to pay L&H up to $1.5 million to reimburse L&H for its out-of-pocket expenses incurred in connection with the Merger Agreement and the merger. The Company will be required to pay such expenses in the event the Merger Agreement is terminated
(i) by either party if the Company's stockholders fail to approve the merger or the Company's board of directors withdraws, modifies or changes its recommendation to the stockholders so that it is not in favor of the merger, or resolves to do any of the foregoing or recommends or resolves to recommend to the stockholders that an Acquisition Transaction by or with a third party be approved, (ii) by L&H in the event the Company fails in any material respect to comply with any of its covenants or agreements contained in the Merger Agreement or there is a material breach of any of the Company's representations or warranties, except a breach of representation or warranty that was caused by factors outside the control of the Company, or (iii) by L&H if the Company provides non-public information to a third party with respect to any Acquisition Transaction. Notwithstanding the foregoing, the Company will not be required to pay any of L&H's expenses if L&H has failed in any material respect to comply with any of its covenants or agreements contained in the Merger Agreement or if there is a material breach of any of L&H's representations or warranties.

     If the Merger Agreement is terminated by either party in the event the Company's board of directors withdraws, modifies or changes its recommendation to the stockholders so that it is not in favor of the merger, or resolves to do any of the foregoing, or the board of directors recommends or resolves to recommend to the stockholders that an Acquisition Transaction by or with a third party be approved, the Company will also be liable to pay L&H a separate termination fee of $1.5 million (the "Termination Fee"). The Termination Fee will also be payable if, prior to any termination because (i) a court or other governmental agency has, in connection with an Acquisition Transaction, issued an order, degree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the merger, (ii) the stockholders have failed to approve the merger, (iii) the Company fails in any material respect to comply with any of its covenants or agreements contained in the Merger Agreement or there is a material breach of any of its representations or warranties, or (iv) the Company provides non-public information to a third party with respect to any Acquisition Transaction, which termination causes the Company to become obligated to pay L&H's expenses, any person shall have made or discussed with the Company a proposal concerning an Acquisition Transaction and prior to or within 12 months after the termination of the Merger Agreement the Company enters into an agreement with a third party with respect to such an Acquisition Transaction or an Acquisition Transaction is effected.

     L&H will be required to pay the Company up to $1.5 million to reimburse the Company for its out-of-pocket expenses incurred in connection with the Merger Agreement and the merger if the Company terminates the Merger Agreement because L&H has failed in any material respect to comply with any of its covenants or agreements contained in the Merger Agreement or there is a material breach of any of L&H's representations or warranties contained in the Merger Agreement, except a breach of representation or warranty that was caused by factors outside of the control of L&H. Notwithstanding the foregoing, L&H will not be required to pay any of the Company's expenses if the Company has failed in any material respect to comply with any of its covenants or agreements contained in the

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Merger  Agreement  or  there  is a  material  breach  of any  of  the  Company's representations or warranties. Additionally, if L&H terminates the Merger Agreement because the Average Market Value is less than $43.00, L&H will be required to pay the Company up to $1.5 million to reimburse the Company for its out-of-pocket expenses incurred in connection with the Merger Agreement and the merger and will be required to purchase $750,000 of the Company's common stock at a price per share equal to the average closing price of the Company's common stock over the 10 consecutive trading days beginning five days prior to the date the Merger Agreement is terminated. Notwithstanding the foregoing, L&H will not be required to make the $750,000 investment in the Company's stock if the Company fails to obtain a ruling from the Commercial Court of Nantere prior to the date that is three business days before the Special Meeting requiring SARL Mansoft or an affiliate to pay the Company at least $1,160,250 of accounts receivable owed by SARL Mansoft to the Company.

Option to Purchase 16% of the Company's Equity Securities

     Pursuant to the Merger Agreement, and on the day the Merger Agreement was executed, the Company granted L&H an option to purchase 16% of the Company's common stock at a price of $5.60 per share, payable in cash, in the event the Merger Agreement is terminated and as a result thereof the Company is required to pay the Termination Fee, provided that within certain prescribed time periods after termination the Company enters into an agreement with a third party with respect to an Acquisition Transaction or an Acquisition Transaction is effected. The option will remain exercisable until the later of (i) one year from termination of the Merger Agreement or (ii) 90 days from the consummation of the Acquisition Transaction. The Company will have the right to repurchase the option or the shares issuable upon exercise of the option from L&H upon 30 days' notice, at any time after the option becomes exercisable and within 30 days following the exercise of the option, at a repurchase price equal to, in the case of the option, the product of the number of shares for which the option is exercisable multiplied by the positive difference, if any, between the exercise price of the option and the highest (the "market/offer price") of (i) the price per share of common stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of common stock to be paid by a third party in an Acquisition Transaction, (iii) the highest closing price per share of common stock for the 30 trading days immediately preceding the Company's election to repurchase the option or the underlying shares, or (iv) in the case of a sale of a substantial portion of the Company's assets, the sum of the price paid in such sale and the value of the remaining assets of the Company divided by the number of shares of common stock outstanding, and in the case of the option shares, the product of the number of shares multiplied by the market/offer price. The option will terminate in the event that the merger is consummated, the Merger Agreement is terminated in a manner that would not cause the option to become exercisable, or if it expires unexercised. Upon the request of L&H, the Company will be required to register the option and the underlying shares for resale under the Securities Act.

Investment Bankers

     The Company has retained M.H. Meyerson & Co. Inc. ("MHM"), an investment banking firm, to assist the Company in structuring and negotiating the merger. MHM will be paid a fee, only if the merger is consummated, of $350,000. The fee would be payable in L&H stock valued at the last sale price of L&H stock on the Nasdaq National Market on the last trading day prior to the date on which the merger is consummated. The Company also retained Ferris, Baker Watts, Incorporated ("FBW"), another investment banking firm, to render an opinion to


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the  Company  that the  merger  was fair to the  Company's  stockholders  from a financial point of view. The Company paid FBW $50,000 for such services. FBW considered several valuation methods to evaluate the effect of the transaction on the Company's stockholders. These methods included the discounted free cash flow method; the publicly traded guideline company method where pricing multiple comparisons are made between the subject company and guideline companies engaged in similar businesses; the guideline merger and acquisition method where merger and acquisition pricing multiples of guideline companies engaged in similar businesses are evaluated; and the control premium method where control premiums paid by acquirors over the market price of target companies prior to the takeover announcement date are analyzed.

Affiliates' Agreement to Vote in Favor of the Merger

     The Merger Agreement requires the Company to obtain the agreement of all executive officers, directors and other persons or entities who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act (generally, persons or entities who control, are controlled by or under common control with, the Company) (i) not to transfer their shares prior to the termination of the Merger Agreement, (ii) acknowledging that the shares of L&H stock to be received by them in exchange for their Company common stock (or securities exercisable for or convertible into Company common stock) will be subject to certain resale restrictions under Rule 145, and, with respect to substantially all of such persons, (iii) agreeing to vote all shares of Company common stock owned by them or over which they have voting control in favor of the merger and granting an irrevocable proxy to L&H to vote such shares in favor of the merger.

Employment Agreements

     Harry E. Hagerty, Jr., Ronald W. Johnston and John F. McCarthy, III, the Company's Chairman and Chief Executive Officer, President and Chief Operating Officer and Vice President and General Counsel, respectively, have entered into employment agreements with L&H, which will become effective upon the closing of the merger, pursuant to which they will aid in the transition of the Company from a stand-alone business to an operating unit of L&H. The terms of their employment with L&H are as follows:

o Through December 31, 1998, Messrs. Hagerty, Johnston and McCarthy will devote 100% of their business time to the affairs of L&H and the Globalink subsidiary of L&H and will be compensated at the rate of 100% of their pre-merger base salaries. From January 1, 1999 through June 30, 1999, they will each devote approximately 50% of their business time to such affairs and will be compensated at the rate of 50% of their pre- merger base salaries. From July 1, 1999 through September 30, 1999, they will each devote approximately 25% of their business time to such affairs and will be compensated at the rate of 25% of their pre-merger base salaries.

o Messrs. Hagerty, Johnston and McCarthy will be paid 50% of their pre-merger base salaries as incentive bonus in equal installments on December 31, 1998, March 31, 1999, June 30, 1999 and September 30, 1999 to the extent that the Globalink subsidiary of L&H reaches certain agreed-upon performance milestones.

o L&H will grant options to purchase L&H common stock to Messrs. Hagerty, Johnston and McCarthy in the following amounts:

                           Hagerty                   20,000 shares
                           Johnston                  15,000 shares
                           McCarthy                  15,000 shares


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         The options  will be  exercisable  at the  closing  price of L&H common stock on the date of the closing of the merger and will vest no later than five years after the date of such closing. However, one third of the options will vest earlier upon the attainment of performance goals for the period between the closing of the merger and December 31, 1999, one third will vest earlier upon the attainment of performance goals for the 12- month period following the first anniversary of the closing and one third of the options will vest earlier upon the attainment of
         performance   goals  for  the  12-month  period  following  the  second
         anniversary of the closing of the merger. The options will expire 72 months after the closing of the merger. L&H will be required to include the shares underlying the options on the registration statement on Form S-8 filed to register the shares under the substitute warrants and new warrants issued to Company employees.

     In order to terminate the present employment agreements of Messrs. Hagerty, Johnston and McCarthy with the Company, they will be paid lump sum severance at the closing of the merger of $200,000, $180,000 and $160,000, respectively. Additionally, all of their Company options will be accelerated (and exchanged for L&H stock on the same terms as the Convertible Securities) and the bonuses already earned by Messrs. Hagerty, Johnston and McCarthy for fiscal year 1997 (Hagerty--$100,000, Johnston--$90,000, and McCarthy--$80,000), will be paid prior to the closing of the merger.

Item 7.     Financial Statements, Pro Forma Financial Statements and Exhibits

Exhibit Number             Description
------------------        ------------------
         2.1               Agreement and Plan of Merger dated as of July 20, 1998 by and among
                           Lernout & Hauspie Speech Products N.V., Beach Acquisition Corp. and
                           Globalink, Inc., with all Exhibits thereto.*

         10.1              Stock Option Agreement dated July 20, 1998 between Globalink, Inc. and
                           Lernout & Hauspie Speech Products N.V.**

         10.2              Confidentiality Agreement between Globalink, Inc. and Lernout & Hauspie
                           Speech Products N.V. dated July 1, 1998.***

         99.1              Press release of Globalink, Inc. dated July 21, 1998.****



---------------------------

     * Incorporated by reference from Exhibits 99.1 and 99.2 to Amendment No. 1 to a statement on Schedule 13D filed by Lernout & Hauspie Speech Products N.V. on August 3, 1998 (the "L&H Schedule 13D").

     **   Incorporated by reference from Exhibit 99.2 to the L&H Schedule 13D.

     ***  Incorporated by reference from Exhibit 99.1 to the L&H Schedule 13D.

     ****  Previously filed.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:     August 4, 1998               GLOBALINK, INC.
                                        ---------------------
                                        (Registrant)


                                        /s/ Ronald W. Johnston
                                        -------------------------
                                        Ronald W. Johnston
                                        President and Chief Operating Officer

                                                   EXHIBIT INDEX



Exhibit Number             Description
------------------        ------------------
          2.1  Agreement  and Plan of  Merger  dated as of July 20,  1998 by and among Lernout & Hauspie Speech Products N.V.,  Beach  Acquisition
               Corp. and Globalink, Inc., with all Exhibits thereto.*

          10.1 Stock Option  Agreement  dated July 20, 1998  between  Globalink,
               Inc. and Lernout & Hauspie Speech Products N.V.**

          10.2 Confidentiality  Agreement between Globalink,  Inc. and Lernout &
               Hauspie Speech Products N.V. dated July 1, 1998.***

          99.1 Press release of Globalink, Inc. dated July 21, 1998.****




---------------------------

     * Incorporated by reference from Exhibits 99.1 and 99.2 to Amendment No. 1 to a statement on Schedule 13D filed by Lernout & Hauspie Speech Products N.V. on August 3, 1998 (the "L&H Schedule 13D").

     **   Incorporated by reference from Exhibit 99.2 to the L&H Schedule 13D.

     ***  Incorporated by reference from Exhibit 99.1 to the L&H Schedule 13D.

     ****  Previously filed.